UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
(Amendment No. 1)
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2008 (August 12, 2008)
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

    On August 12, 2008, Sunpower Corporation (the “Company”) filed a current report on Form 8-K (the “Initial Form 8-K”) to announce, among other things, the entry into a rights agreement with Computershare Trust Company, N.A., as rights agents (the “Rights Agreement”).  As provided for in the Initial Form 8-K, the Rights Agreement will become effective immediately after the completion of the proposed spin-off (the “spin-off”) of the Company’s Class B Common Stock by Cypress Semiconductor Corporation (“Cypress”).  On September 5, 2008, Cypress’s board of directors set the close of business on September 17, 2008 as the record date (the “record date”) for the purpose of determining the holders of record of Cypress common stock entitled to receive the dividend of the Company’s Class B common stock in the spin-off.  Also on that date, Cypress’s board of directors set the close of business on September 29, 2008 as the distribution date (the “distribution date”) for such shares, contingent upon all conditions thereto having been satisfied.

Item 3.03.  Material Modification to Rights of Security Holders.

    The Company has set the close of business on September 29, 2008 as the Record Date (as defined in the Rights Agreement) for the purpose of determining the stockholders of record entitled to receive a dividend distribution of one right (each, a “Right”) for each share of either class of the Company’s common stock then outstanding.  The distribution of Rights is contingent upon, and will be effective immediately upon, the completion of the spin-off by Cypress.

Item 5.01.  Changes in Control of Registrant.

    As of August 29, 2008, the Company had 43,705,713 shares of Class A common stock and 42,033,287 shares of Class B common stock issued and outstanding.  Each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to eight votes.  As of the date hereof, Cypress beneficially owns 100% of the Class B common stock, representing approximately 88.5% of the aggregate voting power of the Company’s common stock.  In connection with the spin-off, Cypress is distributing, as a dividend to its stockholders as of the record date, all of its shares of our Class B common stock, contingent upon all conditions thereto having been satisfied.  We currently expect these conditions to be satisfied.

Currently, our by-laws provide that a representative specifically designated by Cypress shall serve on each committee of our board of directors, unless otherwise prohibited by the rules of The Nasdaq Stock Market or applicable law.  Following the spin-off, Cypress shall no longer have this right.

General

    The issuer may file a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company will arrange to send you the prospectus after filing if you request it by calling 1-(408) 240-5500, attention Investor Relations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: September 9, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer